Exhibit 3.5.17

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GREDE HOLDINGS LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SEVENTH DAY OF JANUARY, A.D. 2010, AT 11:09 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “GREDE HOLDINGS LLC”.

	Jeffrey W. Bullock, Secretary of State
4774349 8100H	AUTHENTICATION:	1768681
141277831	DATE:	10-09-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:16 AM 01/07/2010 FILED 11:09 AM 01/07/2010 SRV 100017021 - 4774349 FILE

CERTIFICATE OF FORMATION

OF

GREDE HOLDINGS LLC

1.	The name of the limited liability company is: Grede Holdings LLC.

2.	The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 6th day of January, 2010.

Timothy J. Scallen, Authorized Person

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